UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2005

CELLCO PARTNERSHIP

(Exact Name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-92214	22-3372889

(Commission File Number)	(IRS Employer Identification No.)

180 Washington Valley Road Bedminster, NJ	07921

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 306-7000

Not applicable

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2005, the terms and conditions of performance stock units and restricted stock units, including the size of the grants, were determined for executive-level employees of Cellco Partnership d/b/a/ Verizon Wireless (the “Company”), including the named executive officers Messrs. Dennis F. Strigl, Lowell C. McAdam, Richard Lynch and Roger Gurnani. These awards, which will be retroactively effective as of February 2, 2005 upon the acceptance of the terms and conditions of the awards by the respective executives, were granted pursuant to the 2001 Verizon Communications Inc. (“Verizon”) Long-Term Incentive Plan (the “Plan”), as follows:

Name	Title	Performance Stock Units	Restricted Stock Units
Dennis F. Strigl	President & Chief Executive Officer	117,000	78,000
Lowell C. McAdam	Executive Vice President & Chief Operating Officer	51,110	34,070
Richard Lynch	Executive Vice President & Chief Technical Officer	34,610	23,080
Roger Gurnani	Vice President Information Systems & Chief Information Officer	18,470	15,320

As previously disclosed in the Company’s Form 8-K filed on February 8, 2005, the performance stock units represent shares of Verizon stock that may become payable in cash after the completion of a three-year performance cycle during which the participant must remain continuously employed. The value of each performance stock unit on the effective date of the grant is equal to the fair market value of a share of Verizon’s common stock on such date and will thereafter increase or decrease as the value of Verizon’s common stock changes. Actual payments with respect to the performance stock units will also be determined based on Verizon’s Total Shareholder Return (“TSR”) relative to the TSR of the companies that make up the Standard & Poor’s 500 and the companies included in Verizon’s industry peer group. Through the application of a multiplier based on Verizon’s relative TSR position compared to that of the companies in the Standard & Poor’s 500 and the companies in Verizon’s industry peer group, the actual payment amount of the award may increase or decrease, and no performance stock units will be paid unless Verizon’s relative TSR position meets a specific minimum threshold percentage at the conclusion of the performance cycle.

Upon a change in control of Verizon on or before December 31, 2007, all then-unvested performance stock units will become vested and payable at 50% of the maximum award payout without regard to the performance requirement or the continuous employment requirement. In the event of a retirement before July 1, 2005, or voluntary separation or discharge for cause on or before December 31, 2007, all then-unvested performance stock units will be canceled. In the event of a retirement after June 30, 2005, or involuntary termination without cause or termination due to death or disability on or before December 31, 2007, the continuous employment requirement will not apply to then-unvested performance stock units.

Restricted stock units represent shares of Verizon stock that become payable in cash after a participant has satisfied a three-year continuous employment requirement. The value of each restricted stock unit on the effective date of the grant is equal to the fair market value of a share of Verizon’s common stock on such date and will thereafter increase or decrease as the value of Verizon’s common stock changes.

Upon a change in control of Verizon, involuntary termination without cause or termination due to death or disability on or before December 31, 2007, or upon a retirement after June 30, 2005, all then-unvested restricted stock units will become vested without regard to the continuous employment requirement. In the event of a retirement before July 1, 2005, voluntary separation or discharge for cause on or before December 31, 2007, all then-unvested restricted stock units will be canceled.

All performance stock units and restricted stock units are subject to non-compete, non-solicitation of customers and non-hire of employees covenants during employment and twelve months thereafter. The participants are also subject to confidentiality and assignment of intellectual property provisions that require compliance during employment and after termination.

Mr. Strigl’s awards were granted pursuant to Verizon’s Performance Stock Unit Agreement and Verizon’s

Restricted Stock Unit Agreement, forms of which are attached as Exhibits 10.1 and 10.2, respectively. The other awards were granted pursuant to the Company’s Performance Stock Unit Agreement and the Company’s Restricted Stock Unit Agreement, forms of which are attached as Exhibits 10.3 and 10.4, respectively.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Verizon’s Performance Stock Unit Agreement

10.2	Form of Verizon’s Restricted Stock Unit Agreement

10.3	Form of the Company’s Performance Stock Unit Agreement

10.4	Form of the Company’s Restricted Stock Unit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELLCO PARTNERSHIP

Date:	March 21, 2005	By:	/s/ Steven E. Zipperstein

Steven E. Zipperstein
Vice President – Legal & External Affairs,
General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Form of Verizon’s Performance Stock Unit Agreement

10.2	Form of Verizon’s Restricted Stock Unit Agreement

10.3	Form of the Company’s Performance Stock Unit Agreement

10.4	Form of the Company’s Restricted Stock Unit Agreement